BRITISH
COLUMBIA		Mailing Address:	Location:
The Best Place on Earth	Ministry of	PO BOX 9431 Stn Prov Govt.	2nd Floor - 940 Blanshard St
	Finance	Victoria BC V8W 9V3	Victoria BC
	BC Registry Services	www.corporateonline.gov.bc.ca	250 356-8626

CERTIFIED COPY
Of a Document filed with the Province of
British Columbia Registrar of Companies

Notice of Articles	“Ron Townshend”
RON TOWNSHEND
BUSINESS CORPORATIONS ACT	March 9, 2009

This Notice of Articles was issued by the Registrar on: March 9, 2009 11:25 AM Pacific Time
   Incorporation Number: C0845956
Recognition Date and Time: Continued into British Columbia on February 18, 2009 10:56 AM Pacific Time

NOTICE OF ARTICLES

Name of Company:
LINCOLN GOLD CORPORATION

REGISTERED OFFICE INFORMATION

Mailing Address:	Delivery Address:
10TH FLOOR, 595 HOWE STREET	10TH FLOOR, 595 HOWE STREET
VANCOUVER BC V6C 2T5	VANCOUVER BC V6C 2T5
CANADA	CANADA

RECORDS OFFICE INFORMATION

Mailing Address:	Delivery Address:
10TH FLOOR, 595 HOWE STREET	10TH FLOOR, 595 HOWE STREET
VANCOUVER BC V6C 2T5	VANCOUVER BC V6C 2T5
CANADA	CANADA

Page: 1 of 2

DIRECTOR INFORMATION

Last Name, First Name, Middle Name:
Milligan, Andrew

Mailing Address:
350 – 885 DUNSMUIR ST.	Delivery Address:
VANCOUVER BC V6C 1N5	350 – 885 DUNSMUIR ST.
CANADA	VANCOUVER BC V6C 1N5
CANADA

Last Name, First Name, Middle Name:
LeBlanc, Marc

Mailing Address:	Delivery Address:
350 – 885 DUNSMUIR ST.	350 – 885 DUNSMUIR ST.
VANCOUVER BC V6C 1N5	VANCOUVER BC V6C 1N5
CANADA	CANADA

Last Name, First Name, Middle Name:
Chapman, James

Mailing Address:	Delivery Address:
350 – 885 DUNSMUIR ST.	350 – 885 DUNSMUIR ST.
VANCOUVER BC V6C 1N5	VANCOUVER BC V6C 1N5
CANADA	CANADA

Last Name, First Name, Middle Name:
Saxton, Paul

Mailing Address:	Delivery Address:
350 – 885 DUNSMUIR ST.	350 – 885 DUNSMUIR ST.
VANCOUVER BC V6C 1N5	VANCOUVER BC V6C 1N5
CANADA	CANADA

AUTHORIZED SHARE STRUCTURE
1. No maximum	Common Shares	Without Par Value

Without Special Rights or
Restrictions attached

Page: 2 of 2